Exhibit 4.7

PRUDENTIAL PLC

as Former Issuer and Guarantor,

PRUDENTIAL FUNDING (ASIA) PLC

as Substitute Issuer

and

CITIBANK, N.A.

as Senior Trustee

THIRD SUPPLEMENTAL INDENTURE

dated as of

March 2, 2023

to the

SENIOR INDENTURE

dated as of April 14, 2020

THIRD SUPPLEMENTAL INDENTURE, dated as of March 2, 2023 (this “Third Supplemental Indenture”), by and among Prudential plc, a public limited company duly organized and existing under the laws of England and Wales having its principal office at 1 Angel Court, London EC2R 7AG, England (hereinafter called the “Former Issuer” or the “Guarantor”), Prudential Funding (Asia) PLC, a public limited company duly organized and existing under the laws of England and Wales having its principal office at 1 Angel Court, London EC2R 7AG (hereinafter called the “Substitute Issuer”) and Citibank, N.A., a national banking association having its principal office at the Corporate Trust Office, as Senior Trustee (hereinafter called the “Senior Trustee”).

RECITALS OF THE ISSUER

WHEREAS, the Former Issuer and the Senior Trustee entered into a Senior Indenture dated as of April 14, 2020, (the “Base Indenture” and, as amended or supplemented from time to time, the “Indenture”), providing for the issuance from time to time of Securities (as defined in the Base Indenture), including the Former Issuer’s (a) 3.125% Notes due 2030 (the “Notes due 2030”), which were issued by the Former Issuer pursuant to the First Supplemental Indenture by and between the Former Issuer and the Senior Trustee dated as of April 14, 2020 (the “First Supplemental Indenture”) and (b) 3.625% Notes due 2032 (the “Notes due 2032” and, together with the Notes due 2030, the “Relevant Securities”), which were issued by the Former Issuer pursuant to the Second Supplemental Indenture by and between the Former Issuer and the Senior Trustee dated as of March 24, 2022 (the “Second Supplemental Indenture”);

WHEREAS, Section 4.1 of each of the First Supplemental Indenture and the Second Supplemental Indenture, respectively, provides that the Former Issuer and the Senior Trustee may, without the consent of any Holders (as defined in the Indenture), agree to the substitution of any Subsidiary (as defined in the Indenture) of the Former Issuer in place of the Former Issuer as principal debtor under the Notes due 2030 and the Notes due 2032, respectively;

WHEREAS, Section 9.01(2) of the Base Indenture provides that, without the consent of any Holders, the Former Issuer and the Senior Trustee may enter into one or more indentures supplemental to the Base Indenture for the purpose of adding to the covenants of the Issuer, for the benefit of the Holders of all or any particular series of Securities;

WHEREAS, Section 9.01(3) of the Base Indenture provides that, without the consent of any Holders, the Former Issuer and the Senior Trustee may enter into one or more indentures supplemental to the Base Indenture for the purpose of adding any additional Events of Default (as defined in the Indenture) with respect to any or all series of Securities, provided that any such additional Event of Default would not cause any such series of Securities to be in default immediately upon any such addition;

WHEREAS, Section 9.01(11) of the Base Indenture provides that, without the consent of any Holders, the Former Issuer and the Senior Trustee may enter into one or more indentures supplemental to the Base Indenture for the purpose of amending or supplementing any provision in the Base Indenture which may be inconsistent with any other provision in the Base Indenture, or to make any other provisions with respect to matters or questions arising under the Base Indenture;

WHEREAS, the Substitute Issuer is a Subsidiary of the Former Issuer;

WHEREAS, the Former Issuer deems it advisable to enter into this Third Supplemental Indenture for the purposes of substituting the Substitute Issuer in place of the Former Issuer as principal debtor under the Relevant Securities and the making of a guarantee in respect of the Relevant Securities by the Former Issuer; and

WHEREAS, all conditions and requirements of the Indenture necessary to make this Third Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the mutual premises and agreements herein contained, the Former Issuer, the Substitute Issuer and the Senior Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Relevant Securities as follows:

ARTICLE 1

DEFINITIONS

Section 1.1          Definition of Terms.

Unless otherwise provided herein or unless the context otherwise requires:

(a)	a term defined in the Indenture has the same meaning when used in this Third Supplemental Indenture, except as the context may otherwise require;

(b)	a term defined anywhere in this Third Supplemental Indenture has the same meaning throughout;

(c)	the singular includes the plural and vice versa; and

(d)	headings are for convenience of reference only and do not affect interpretation.

ARTICLE II

ISSUER SUBSTITUTION

Section 2.1          Substitution of the Issuer under the Indenture.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Substitute Issuer hereby agrees with the Former Issuer, the Senior Trustee and the Holders of any Relevant Securities that concurrently with the execution and delivery of this Third Supplemental Indenture by the Substitute Issuer it shall become the Issuer for the purposes of the Indenture and for purposes of all amounts due and owing on the Relevant Securities. In connection therewith, the Substitute Issuer assumes the covenants of the Former Issuer in the Indenture and the Relevant Securities.

Section 2.2.          The Senior Trustee.

The Senior Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Former Issuer and the Substitute Issuer.

ARTICLE III

GUARANTEES

Section 3.1 The Guarantees. The Guarantor hereby irrevocably and unconditionally guarantees (the “Guarantees”) to each Holder of Relevant Securities and the Senior Trustee the due and punctual payment of the principal of, any premium and interest on, and any Additional Amounts with respect to, such Relevant Securities, when and as the same shall become due and payable, whether at the relevant Maturity Date, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such Relevant Security and of the Indenture, including any and all amounts due and owing to the Senior Trustee and Paying Agent under the Indenture, including, without limitation, all amounts due to the Senior Trustee and the Paying Agent under Section 6.07 of the Indenture. In case of the failure of the Substitute Issuer punctually to pay any such principal, premium, interest or Additional Amounts in respect of the Relevant Securities, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the relevant Maturity Date, upon acceleration, redemption or otherwise, and as if such payment were made by the Issuer. The aforesaid Guarantees are ones of payment and not of collection.

Section 3.2 Guarantees Unconditional, etc. The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute, irrevocable and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any Relevant Security or the Indenture, any failure to enforce the provisions of any Relevant Security or the Indenture, or any waiver, modification, consent or indulgence granted with respect thereto by the Holder of such Relevant Security or the Senior Trustee, the recovery of any judgment against the Substitute Issuer or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Substitute Issuer, any right to require a proceeding first against the Substitute Issuer, protest or notice with respect to any such Relevant Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that these Guarantees will not be discharged except by payment in full of the principal of, any premium and interest on, and any Additional Amounts required with respect to, the relevant series of Relevant Securities and the complete performance of all other obligations contained in the relevant series of Relevant Securities. The Guarantor further agrees, to the fullest extent that it lawfully may do so, that as between the Guarantor, on the one hand, and the Holders of the relevant series of Relevant Securities and the Senior Trustee, on the other hand, the relevant Maturity Date of the obligations guaranteed hereby may be accelerated as provided in Section 5.02 of the Base Indenture for the purposes of these Guarantees, notwithstanding any stay, injunction or prohibition extant under any bankruptcy, insolvency, reorganization or other similar law of any jurisdiction preventing such acceleration in respect of the obligations guaranteed hereby.

Section 3.3          Reinstatement.

These Guarantees shall continue to be effective or be reinstated, as the case may be, if at any time payment on any Relevant Security, in whole or in part, is rescinded or must otherwise be repaid or restored to the Substitute Issuer or the Guarantor upon the bankruptcy, liquidation or reorganization of the Substitute Issuer, the Guarantor or otherwise.

Section 3.4          Subrogation.

The Guarantor shall be subrogated to all rights of the Holder of any Relevant Security and/or the Senior Trustee against the Substitute Issuer in respect of any amounts paid to such Holder or the Senior Trustee by the Guarantor pursuant to the provisions of these Guarantees; provided, however, that the Guarantor shall not, without the consent of the Holders of all the Relevant Securities of the relevant series then Outstanding and the Senior Trustee, be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, any premium and interest on, and any Additional Amounts required with respect to, all Relevant Securities of such series and the Indenture shall have been paid in full.

ARTICLE IV

MODIFICATIONS OF INDENTURE

Section 4.1          Additions to First Supplemental Indenture.

On and with effect from the date of effectiveness of this Third Supplemental Indenture, the First Supplemental Indenture is amended to include the following additional sections:

Section 2.10 Definitions.

Solely with respect to the Notes and this First Supplemental Indenture, in the event of a substitution of the Issuer pursuant to Section 4.1 hereof, the definition of “Tax Event” references to the Issuer shall refer to both the new principal debtor substituted as Issuer as well as the guarantor of the obligations of such new principal debtor and references to “the United Kingdom” shall be replaced with “the United Kingdom or Hong Kong”.

Section 2.11 Events of Default.

Solely with respect to the Notes and this First Supplemental Indenture, in the event of a substitution of the Issuer pursuant to Section 4.1 hereof, all references to the “Issuer” in clauses (3), (4), (5), (6) and (7) of Section 5.01 (Events of Default) of the Base Indenture shall refer to both the new principal debtor substituted as Issuer as well as the guarantor of the obligations of such new principal debtor.

Section 2.12 Negative Pledge.

Solely with respect to the Notes and this First Supplemental Indenture, in the event of a substitution of the Issuer pursuant to Section 4.1 hereof, all references to the “Issuer” in Section 10.06 (Negative Pledge) of the Base Indenture shall refer to both the new principal debtor substituted as Issuer as well as the guarantor of the obligations of such new principal debtor.”

Section 2.13 Issuer May Consolidate, Etc., Only on Certain Terms.

Solely with respect to the Notes and this First Supplemental Indenture, in the event of a substitution of the Issuer pursuant to Section 4.1 hereof, all references to the “Issuer” in Section 8.01 (Issuer May Consolidate, Etc., Only on Certain Terms) of the Base Indenture shall refer to both the new principal debtor substituted as Issuer as well as the guarantor of the obligations of such new principal debtor, provided that, in respect of references to such guarantor, the assumption of obligations in clause (1)(B) thereof shall refer to the obligations of the guarantor in respect of the Securities.

Section 2.14 Additional Amounts.

Solely with respect to the Notes and this First Supplemental Indenture, in the event of a substitution of the Issuer pursuant to Section 4.1 hereof, in Section 10.08 (Payment of Additional Amounts) of the Base Indenture (i) all references to “the United Kingdom” shall be replaced with “the United Kingdom or Hong Kong” and (ii) the reference to “payments of principal and interest by or on behalf of the Issuer” shall refer to payments of principal and interest by or on behalf of the new principal debtor substituted as Issuer as well as the guarantor of the obligations of such new principal debtor.

Section 4.2          Additions to Second Supplemental Indenture.

On and with effect from the date of effectiveness of this Third Supplemental Indenture, the Second Supplemental Indenture is amended to include the following additional sections:

Section 2.10 Definitions.

Solely with respect to the Notes and this Second Supplemental Indenture, in the event of a substitution of the Issuer pursuant to Section 4.1 hereof, the definition of “Tax Event” references to the Issuer shall refer to both the new principal debtor substituted as Issuer as well as the guarantor of the obligations of such new principal debtor and references to “the United Kingdom” shall be replaced with “the United Kingdom or Hong Kong”.

Section 2.11 Events of Default.

Solely with respect to the Notes and this Second Supplemental Indenture, in the event of a substitution of the Issuer pursuant to Section 4.1 hereof, all references to the “Issuer” in clauses (3), (4), (5), (6) and (7) of Section 5.01 (Events of Default) of the Base Indenture shall refer to both the new principal debtor substituted as Issuer as well as the guarantor of the obligations of such new principal debtor.

Section 2.12 Negative Pledge.

Solely with respect to the Notes and this Second Supplemental Indenture, in the event of a substitution of the Issuer pursuant to Section 4.1 hereof, all references to the “Issuer” in Section 10.06 (Negative Pledge) of the Base Indenture shall refer to both the new principal debtor substituted as Issuer as well as the guarantor of the obligations of such new principal debtor.”

Section 2.13 Issuer May Consolidate, Etc., Only on Certain Terms.

Solely with respect to the Notes and this Second Supplemental Indenture, in the event of a substitution of the Issuer pursuant to Section 4.1 hereof, all references to the “Issuer” in Section 8.01 (Issuer May Consolidate, Etc., Only on Certain Terms) of the Base Indenture shall refer to both the new principal debtor substituted as Issuer as well as the guarantor of the obligations of such new principal debtor, provided that, in respect of references to such guarantor, the assumption of obligations in clause (1)(B) thereof shall refer to the obligations of the guarantor in respect of the Securities.

Section 2.14 Additional Amounts.

Solely with respect to the Notes and this Second Supplemental Indenture, in the event of a substitution of the Issuer pursuant to Section 4.1 hereof, in Section 10.08 (Payment of Additional Amounts) of the Base Indenture (i) all references to “the United Kingdom” shall be replaced with “the United Kingdom or Hong Kong” and (ii) the reference to “payments of principal and interest by or on behalf of the Issuer” shall refer to payments of principal and interest by or on behalf of the new principal debtor substituted as Issuer as well as the guarantor of the obligations of such new principal debtor.

ARTICLE V

MISCELLANEOUS

Section 5.1          Benefits of Third Supplemental Indenture.

Nothing contained in this Third Supplemental Indenture shall or shall be construed to confer upon any Person other than a Holder of Relevant Securities, the Substitute Issuer, the Guarantor and the Senior Trustee any right or interest to avail itself or himself, as the case may be, of any benefit under any provision of the Indenture related to the Relevant Securities.

Section 5.2          Effective Date.

This Third Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

Section 5.3          Governing Law.

This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 5.4          Appointment of Agent for Service.

By the execution and delivery of this Third Supplemental Indenture, each of the Substitute Issuer and the Guarantor designates and appoints Cogency Global Inc. at 122 East 42nd Street, 18th Floor, New York, NY 10168, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Relevant Securities or the Indenture (as it relates to the Relevant Securities) which may be instituted in any Federal or New York State Court located in the Borough of Manhattan, City and State of New York, but for that purpose only, and agrees that service of process upon Cogency Global Inc. and written notice of said service given by the Person serving the same to it, addressed as provided in Section 1.05 of the Base Indenture, shall be deemed in every respect effective service of process upon it in any such suit or proceeding in any Federal or State court in such Borough, City and State. Each of the Substitute Issuer and the Guarantor hereby submits (for the purposes of any such suit or proceedings) to the jurisdiction of any such court in which any such suit or proceeding is so instituted, and irrevocably waives, to the fullest extent it may lawfully do so, any objection it may have now or hereafter to the laying of the venue of any such suit, action or proceeding in any such court and irrevocably waives, to the fullest extent it may lawfully do so, any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Such submission and waiver shall be irrevocable so long as any of the Relevant Securities of the relevant series remain Outstanding (as defined in the Indenture) and such appointment shall be irrevocable until the appointment with due care of a reputable successor by the Substitute Issuer and the Guarantor and such successor’s acceptance of such appointment. Upon such acceptance, the Substitute Issuer and the Guarantor shall notify the Senior Trustee of the name and address of such successor. Each of the Substitute Issuer and the Guarantor further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of Cogency Global Inc. or its successor in full force and effect so long as any of the Notes shall be Outstanding. The Senior Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Substitute Issuer and the Guarantor to take any such action.

Each of the Substitute Issuer and the Guarantor agrees, to the fullest extent that it lawfully may do so, that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Substitute Issuer and the Guarantor and may be enforced in the courts of England and Wales (or any other courts to the jurisdiction of which the Substitute Issuer and the Guarantor are subject) by a suit upon such judgment, provided that service of process is effected upon the Substitute Issuer and the Guarantor in the manner specified in the foregoing paragraph or as otherwise permitted by law; provided, however, that the Substitute Issuer and the Guarantor do not waive, and the foregoing provisions of this sentence shall not constitute or be deemed to constitute a waiver of, (i) any right to appeal any such judgment, to seek any stay or otherwise to seek reconsideration or review of any such judgment, (ii) any stay of execution or levy pending an appeal from, or a suit, action or proceeding for reconsideration of, any such judgment, or (iii) any other right or remedy of the Issuer to the extent not expressly waived in accordance with this Section.

Notwithstanding the foregoing, any actions arising out of or relating to the Relevant Securities or the Indenture (as it relates to the Relevant Securities) may be instituted by any party hereto and, subject to the limitations set forth in Article Five of the Base Indenture, by the Holder of any Relevant Securities in any competent court in England and Wales.

Nothing in this Section shall affect the right of the Senior Trustee or any Holder of any Relevant Securities to serve process in any manner permitted by applicable law or limit the right of the Senior Trustee or any Holder of any Relevant Securities to bring proceedings against the Substitute Issuer or the Guarantor in the courts of any other jurisdiction or jurisdictions.

Section 5.5          Counterparts.

This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 5.6          Ratification of Base Indenture.

The Base Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and this Third Supplemental Indenture, is in all respects ratified and confirmed, and this Third Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. All rights, protections, privileges, indemnities, immunities and benefits granted or afforded to the Senior Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Senior Trustee in each of its capacities hereunder.

Section 5.7          Validity and Sufficiency.

The Senior Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Substitute Issuer and the Guarantor.

IN WITNESS WHEREOF, each party hereto has executed this Third Supplemental Indenture as of the day and year first before written.

PRUDENTIAL PLC, as Former Issuer and Guarantor

By:	/s/ Simon Rich
Name: Simon Rich
Title: Group Treasurer

PRUDENTIAL FUNDING (ASIA) PLC, as Substitute Issuer

By:	/s/ Kieran Devlin
Name: Kieran Devlin
Title: Director

CITIBANK, N.A., as Senior Trustee

By:	/s/ Peter Lopez
Name: Peter Lopez
Title: Senior Trust Officer

[Signature Page to Third Supplemental Indenture]